Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$54,425,950
Unrealized Gain (Loss) on Market Value of Futures	9,007,750
Interest Income	1,027,346
ETF Transaction Fees	21,000
Total Income (Loss)	$64,482,046

Expenses
Investment Advisory Fee	$261,750
K-1 Tax Expense	104,262
Brokerage Commissions	74,284
SEC & FINRA Registration Fees	53,564
NYMEX License Fee	18,402
Audit Fees	13,950
Non-interested Directors' Fees and Expenses	10,907
Legal Fees	8,992
Total Expenses	$546,111
Net Gain (Loss)	$63,935,935

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/08	$466,159,860
Additions (9,600,000 Units)	980,103,281
Withdrawals (4,000,000 Units)	(407,059,481)
Net Gain (Loss)	63,935,935

Net Asset Value End of Period	$1,103,139,595
Net Asset Value Per Unit (10,700,000 Units)	$103.10

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502